EXHIBIT 4

Specimen Authorization Card
Investors Real Estate Trust
DISTRIBUTION REINVESTMENT PLAN
AUTHORIZATION FORM

I wish to participate in the Distribution Reinvestment (the "Plan") for the purchase of whole and fractional Shares of Beneficial Interest ("Shares") of Investors Real Estate Trust (the "Company") as follows: (Please initial and complete only one line.)

_____ FULL DISTRIBUTION REINVESTMENT  I want to reinvest distributions on all Shares or Limited Partnership Units of IRET Properties, a North Dakota Limited Partnership ("L. P. Units") now or hereafter registered in my name and on all Shares or L. P. Units held for me by the Plan Administrator in the account listed below.

_____ PARTIAL DISTRIBUTION REINVESTMENT  Reinvest distributions on ______________ * number of whole Shares and L. P. Units in the account listed below and send cash for any remaining distributions.
*Cannot be greater than the total number of Shares and L. P. Units that may hereafter be registered in your name and held for you under the Plan.

_____ CASH PAYMENTS ONLY (NO DISTRIBUTION REINVESTMENT). Please pay all distributions in cash for the shares or L.P. Units held in the account listed below.

My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan.

ACCOUNT INFORMATION

MARK ALL THAT APPLY:         ☐ I hold IRET Shares              ☐ I hold L.P. Units

ACCOUNT NAME:______________________________________________________________

ACCOUNT NUMBER:___________________________________________________________

SIGNATURE:__________________________________________________________________
                                    (signature)                                         (name)                                                 (title, if applicable)

DATE:____________________

SIGNATURE:__________________________________________________________________
                             (signature)                                         (name)                                                 (title, if applicable)

DATE:____________________

 AN AUTHORIZATION FORM MUST BE COMPLETED FOR EACH ACCOUNT.
Investors Real Estate Trust • PO Box 1988 • Minot, ND 58702-1988 • (701) 837-4738 • www.iret.com